EXHIBIT 99

       The Middleton Doll Company Reports Third Quarter Profit

    PEWAUKEE, Wis.--(BUSINESS WIRE)--Nov. 11, 2004--The Middleton Doll Company (OTCBB:DOLL) today reported net income of $182,619 or $0.05 per diluted share for the third quarter of 2004, compared to a net loss of $78,623 or $0.02 per diluted share for the third quarter of 2003. For the quarter, the consumer products segment earned $91,328 and the financial services segment earned $91,291.
    For the nine months ending September 30, 2004, the company reported a net loss of $1,390,756 or $0.37 per diluted share, compared to a net loss of $100,126 or $0.03 per diluted share for the same period in 2003. For the nine months ending September 30, 2004, the consumer products segment lost $1,954,985 and the financial services segment earned $564,229.
    Net income for the financial services segment decreased as loans outstanding and leased properties declined from $90,513,142 at September 30, 2003 to $63,716,982 at September 30, 2004. The planned liquidation of the company's financial services subsidiary is expected to be completed in June 2008 to enable the company to redeem its preferred stock at maturity.
    Commenting on the third quarter results for the consumer products segment, George R. Schonath, president and chief executive officer of The Middleton Doll Company, said, "In the future, we expect gross profit margins to increase as we complete the transition of our production to China. Operating expenses are expected to decrease as we continue to reduce costs related to our restructuring and eliminate the legal fees associated with winning a recent copyright infringement lawsuit. More importantly, we believe that we are in the initial stages of reducing our dependence on the sale of collectible dolls and increasing sales of play dolls through our Newborn Nursery(R) Adoption Centers."
    Two Newborn Nursery Adoption Centers opened at Saks Department Store Group locations in the third quarter of 2004 and an additional three centers opened in October 2004. The new openings increase the total number of Newborn Nursery centers in Saks stores to eight.
    The Newborn Nursery Adoption Centers enable young girls to experience the "adoption" of their very own lifelike baby doll in a simulated hospital nursery setting and help parents to teach their children moral values and parenting responsibilities of a parent-child relationship. Newborn Nursery Adoption Centers are located in Parisian stores in Birmingham, Ala., Rochester Hills, Mich. and Alpharetta, Ga., a Proffitt's store in Chattanooga, Tenn., a Younkers store in Des Moines, Iowa, a McRae's store in Sanford, Fla., a Carson Pirie Scott store in Lombard, Ill., and a Boston Store in Milwaukee, Wis.
    The Middleton Doll Company operates in two segments, consumer products and financial services. The company's consumer products segment is comprised of Lee Middleton Original Dolls, Inc., a designer and marketer of lifelike collectible and play dolls, and License Products, Inc., a designer and marketer of clocks and home decor products that are sold to major national retailers. The company's financial services subsidiary is a real estate investment trust
(REIT).

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should," or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. Significant risks and uncertainties include (i) the continuing effect of adverse economic conditions and (ii) the effect of increasing competition in the collectible doll market. Additional information concerning the Company and its business, including factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

    The Middleton Doll Company news releases are available on-line 24 hours a day at: http://www.middletondollcompany.com


                      The Middleton Doll Company
                             (OTCBB:DOLL)
                              (Unaudited)

STATEMENTS OF OPERATIONS BY SEGMENT
-----------------------------------
                       Three months ended       Nine months ended
                          September 30,           September 30,
                        2004        2003        2004         2003
                     ----------- ----------- ------------ ------------
STATEMENTS OF
 OPERATIONS BY SEGMENT
----------------------
Consumer Products:
Net sales            $5,294,276  $4,369,513  $10,851,477  $11,588,324
Cost of sales         3,275,987   3,191,680    7,432,281    7,732,486
                     ----------- ----------- ------------ ------------
  Gross profit        2,018,289   1,177,833    3,419,196    3,855,838
Other expenses
 (income):
  Operating expenses  1,738,375   1,847,281    4,913,597    6,023,598
  Interest/rental
   expense to parent    191,798     221,394      573,908      659,160
  Management fees to
   parent                     -     124,599            -      342,000
  Other expense
   (income)              (4,134)        695      (93,794)     (10,087)
  Income tax expense
   (benefit)                  -    (374,533)           -   (1,160,817)
  Minority interest
   in earnings of
   subsidiary               922      (6,362)     (19,530)     (19,819)
                     ----------- ----------- ------------ ------------
    Total other
     expenses         1,926,961   1,813,074    5,374,181    5,834,035
Net income (loss)       $91,328   $(635,241) $(1,954,985) $(1,978,197)
                     =========== =========== ============ ============

Financial Services:
Net rental/interest
 income:
  Interest on loans    $496,966    $770,949   $1,727,737   $2,578,917
  Rental income         757,284     840,339    2,286,306    2,501,233
  Interest/rental
   income from
   subsidiary           191,798     221,394      573,908      659,160
  Interest expense     (484,337)   (667,547)  (1,564,829)  (2,238,345)
                     ----------- ----------- ------------ ------------
    Total net
     rental/interest
     income             961,711   1,165,135    3,023,122    3,500,965
Other income:
  Other income           38,727      35,606       63,062      125,864
  Management fees
   from subsidiary            -     124,599            -      342,000
  Gain on sale of
   swap contract              -           -            -      484,304
  Gain on sale of
   property              81,290     215,397       81,290      518,967
                     ----------- ----------- ------------ ------------
    Total other
     income             120,017     375,602      144,352    1,471,135
Other expenses:
  Depreciation
   expense on leased
   properties           156,424     195,970      512,011      582,974
  Other operating
   expenses             570,726     485,677    1,375,396    1,382,228
  Income tax expense     37,012      76,196       37,012      183,695
                     ----------- ----------- ------------ ------------
    Total other
     expenses           764,162     757,843    1,924,419    2,148,897

Preferred stock
 dividends expense      226,275     226,276      678,826      945,132
                     ----------- ----------- ------------ ------------
Net income              $91,291    $556,618     $564,229   $1,878,071
                     =========== =========== ============ ============

STATEMENTS OF OPERATIONS -
 COMBINED
--------------------------
Net income (loss):
  Consumer Products     $91,328   $(635,241) $(1,954,985) $(1,978,197)
  Financial Services     91,291     556,618      564,229    1,878,071
                     ----------- ----------- ------------ ------------
Net income (loss)
 available to common
 shareholders          $182,619    $(78,623) $(1,390,756)   $(100,126)

Earnings (Loss) Per
 Share - Basic            $0.05      $(0.02)      $(0.37)      $(0.03)
Earnings (Loss) Per
 Share - Diluted          $0.05      $(0.02)      $(0.37)      $(0.03)

Basic average shares
 outstanding          3,727,589   3,727,589    3,727,589    3,727,589
Diluted average
 shares outstanding   3,727,589   3,743,389    3,727,589    3,734,733


    CONTACT: The Middleton Doll Company
             George R. Schonath, 262-523-4300